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                                                                Exhibit 10.16


                                   AMENDMENTS
                                     TO THE
               APACHE CORPORATION 401(K) RETIREMENT/SAVINGS PLAN

         THIS AMENDMENT is made this 31st day of December 1993 by Apache Corporation, a Delaware corporation, to be effective as set forth below.

                                    RECITALS

1. Apache Corporation maintains the Apache Corporation 401(k) Retirement/Savings Plan (the "Plan").

2. Section 10.4 of the Plan provides that Apache Corporation may modify or amend the Plan at any time in any respect. Pursuant to that right and power the Plan is hereby amended as set forth below, effective as of the dates set forth below.

                                   AMENDMENT

I.       AMENDMENTS RELATING TO ERISA Section  404(C) COMPLIANCE

A.       Effective January 1, 1994, the following definition shall be added to
Article I.

         "Account Owner" means a Participant who has an Account balance, an Alternate Payee who has an Account balance, or a beneficiary who has obtained an interest in the Account(s) of the previous Account Owner because of the previous Account Owner's death.

B. Effective February 1, 1994, Section 2.3 shall be replaced in its entirety by the following.

         2.3  Enrollment Procedure.

              Notwithstanding Sections 2.1 and 2.2, a Covered Employee shall not be eligible to participate in the Plan until after completing the enrollment procedures specified by the Committee. Such enrollment procedures may, for example, require the Covered Employee to complete and sign an enrollment form or to complete a voice-response telephone enrollment. The Covered Employee shall provide the initial investment direction, the address and date of birth of the Employee, and the name, address, and date of birth of each beneficiary of the Employee, the initial rate of the Participant Before-Tax Contributions, and any other information requested by the Committee. An election to make Participant Before Tax Contributions shall not be effective until after the Covered Employee has properly completed the enrollment procedures. The Committee may require that the enrollment procedure be completed a certain number of
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         days prior to the date that a Covered Employee actually begins to participate.

C. Effective February 1, 1994, Article IX shall be replaced in its entirety by the following.

                                   ARTICLE IX

                         Trust Agreement - Investments.

         9.1  Trust Agreement.

              Apache has entered into a Trust agreement to provide for the holding, investment and administration of the funds of the Plan. The Trust agreement shall be part of the Plan, and the rights and duties of any individual under the Plan shall be subject to all terms and provisions of the Trust agreement.

         9.2  Expenses of Trust.

                          (a) Except as provided in Subsection (b) below, all taxes upon or in respect of the Trust shall be paid by the Trustee out of the Trust assets, and all expenses of administering the Trust shall be paid by the Trustee out of the Trust assets, to the extent such taxes and expenses are not paid by the Company or the Account Owner. No fiduciary shall receive any compensation for services rendered to the Plan if the fiduciary is being compensated on a full time basis by the Company.

                          (b) All expenses of individually directed transactions in Trust assets, including without limitation the Trustee's transaction fee, brokerage commissions, transfer taxes, interest on insurance policy loans, and any taxes and penalties that may be imposed as a result of an individual's investment direction shall be assessed against the Account(s) of the Account Owner directing such transactions.

         9.3  Investments.

                          (a) Section 404(c) Plan. The Plan is intended to be a plan described in ERISA section 404(c). To the extent that an Account Owner exercises control over the investment of his or her Accounts, no person who is a fiduciary shall be liable for any loss, or by reason of any breach, that is the direct and necessary result of the Account Owner's exercise of control.

                          (b) Directed Investments. Accounts shall be invested, upon the written or telephone voice-response





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         direction of each Account Owner, in any one or more of a series of investment funds designated by the Committee from time to time. One or more such funds may, at the sole discretion of the Committee, consist of shares of Company Stock. If so directed by Account Owners, up to 100% of the Accounts under the Plan may be invested in Company Stock. The funds available for investment and the principal features thereof, including a general description of the investment objectives, the risk and return characteristics, and the type and diversification of the investment portfolio of each fund, shall be communicated to the Account Owners in the Plan from time to time. Any changes in such funds shall be immediately communicated to all Account Owners.

                          (c) Absence of Directions. To the extent that an Account Owner fails to affirmatively direct the investment of his or her Accounts, the Committee shall direct the Trustee in writing concerning the investment of such Accounts. The Committee shall act by majority vote. Any dissenting member of the Committee shall, having registered his or her dissent in writing, thereafter cooperate to the extent necessary to implement the decision of the Committee.

                          (d) Change in Investment Directions. Account Owners may change their investment directions, with respect to investment of new contributions and with respect to the investment of existing amounts allocated to Accounts, every three months unless the Committee determines that more frequent changes in investment directions shall be made available with respect to one or more of the investment funds. Such changes shall be effective, prospectively, as of the time established by the Committee. The Committee shall establish procedures for giving investment directions, which shall be in writing and communicated to Account Owners. For example, the procedures could permit an Account Owner to change the investment direction of new contributions as of the first day of every calendar quarter, provided that the Committee receives at least two weeks prior written notice; the procedures could also permit an Account Owner to change the investment direction of existing Account balances once in a calendar quarter, on any business day, by giving telephone voice-response instructions to the Trustee.

D. Effective February 1, 1994, Article XIV shall be added to the end of the Plan.





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                                  ARTICLE XIV

                        Matters Affecting Company Stock

         14.1  Voting, Etc.

               The shares of Company Stock in Accounts, whether or not vested, may be voted by the Account Owner to the same extent as if duly registered in the Account Owner's name. The Trustee or its nominee in which the shares are registered shall vote the shares solely as agent of the Account Owner and in accordance with the instructions of the Account Owner. If no instructions are received, the Trustee shall vote the shares of Company Stock for which it has received no voting instructions in the same proportions as the Account Owners affirmatively directed their shares of Company Stock to be voted unless the Trustee determines that a pro rata vote would be inconsistent with its fiduciary duties under ERISA. If the Trustee makes such a determination, the Trustee shall vote the Company Stock as it determines to be consistent with its fiduciary duties under ERISA. Each Account Owner who has Company Stock allocated to his or her Accounts shall direct the Trustee concerning the tender (as provided below) and the exercise of any other rights appurtenant to the Company Stock. The Trustee shall follow the directions of the Account Owner with respect to the tender.

         14.2  Notices.

               Apache shall cause to be mailed or delivered to each Account Owner copies of all notices and other communications sent to the Apache shareholders at the same times so mailed or delivered by Apache to its other shareholders.

         14.3  Retention/Sale of Company Stock and Other Securities.

               The Trustee is authorized and directed to retain the Company Stock and any other Apache securities acquired by the Trust except as follows:

                          (a) In the normal course of Plan administration, the Trustee shall sell Company Stock to satisfy Plan administration and distribution requirements as directed by the Committee or in accordance with provisions of the Plan specifically authorizing such sales.





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                          (b)     In the event of a transaction involving the
         Company Stock evidenced by the filing of Schedule 14D-1 with the Securities and Exchange Commission ("SEC") or any other similar transaction by which any person or entity seeks to acquire beneficial ownership of 50% or more of the shares of Company Stock outstanding and authorized to be issued from time to time under Apache's articles of incorporation ("tender offer"), the Trustee shall sell, convey, or transfer Company Stock pursuant to written instructions of Account Owners delivered to the Trustee in accordance with the following Sections 14.4 through 14.15. For purposes of such provisions, the term "filing date" means the date relevant documents concerning a tender offer are filed with the SEC or, if such filing is not required, the date the Trustee receives actual notice that a tender offer has commenced.

                          (c) If Apache makes any distribution of Apache securities with respect to the shares of Company Stock held in the Plan, other than additional shares of Company Stock (any such securities are hereafter referred to as "stock rights"), the Trustee shall sell, convey, transfer, or exercise such stock rights pursuant to written instructions of Account Owners delivered to the Trustee in accordance with the following Sections of this Article.

         14.4  Tender Offers.

                          (a) Allocated Stock. In the event of any tender offer, each Account Owner shall have the right to instruct the Trustee to tender any or all shares of Company Stock, whether or not vested, that are allocated to his or her Accounts under the Plan on or before the filing date. The Trustee shall follow the instructions of the Account Owner. The Trustee shall not tender any Company Stock for which no instructions are received.

                          (b) Unallocated Stock. The Trustee shall tender all shares of Company Stock that are not allocated to Accounts in the same proportion as the Account Owners directed the tender of Company Stock allocated to their Accounts unless the Trustee determines that a pro rata tender would be inconsistent with its fiduciary duties under ERISA. If the Trustee makes such a determination, the Trustee shall tender or not tender the unallocated Company Stock as it determines to be consistent with its fiduciary duties under ERISA.





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                          (c)     Suspension of Share Purchases.  In the event
         of a tender offer, the Trustee shall suspend all purchases of Company Stock pursuant to the Plan unless the Committee otherwise directs. Until the termination of such tender offer and pending such Committee direction, the Trustee shall invest available cash pursuant to the applicable provisions of the Plan and the Trust Agreement.

                          (d)     Temporary Suspension of Certain Cash
         Distributions. Notwithstanding anything in the Plan to the contrary, no option to receive cash in lieu of Company Stock shall be honored during the pendency of a tender offer unless the Committee otherwise directs.

         14.5  Stock Rights.

                          (a) General. If Apache makes a distribution of stock rights with respect to the Company Stock held in the Plan and if the stock rights become exercisable or transferable (the date on which the stock rights become exercisable or transferable shall be referred to as the "exercise date"), each Account Owner shall determine whether to exercise the stock rights, sell the stock rights, or hold the stock rights allocated to his or her Accounts. The provisions of this Section shall apply to all stock rights received with respect to Company Stock held in Accounts, whether or not the Company Stock with respect to which the stock rights were issued are vested.

                          (b) Independent Fiduciary. The Independent Fiduciary provided for in Section 14.15 below shall act with respect to the stock rights. All Account Owner directions concerning the exercise or disposition of the stock rights shall be given to the Independent Fiduciary, who shall have the sole responsibility of assuring that the Account Owners' directions are followed.

                          (c) Exercise of Stock Rights. If, on or after the exercise date, an Account Owner wishes to exercise all or a portion of the stock rights allocated to his or her Accounts, the Independent Fiduciary shall follow the Account Owner's direction to the extent that there is cash or other liquid assets available in his or her Accounts to exercise the stock rights. Notwithstanding any other provision of the Plan, each Account Owner who has stock rights allocated to his or her Accounts shall have a period of five business days following the exercise date in which he or she may give instructions to the Committee to liquidate any of the assets held in his or her Accounts (except shares of Company Stock or assets





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         such as guaranteed investment contracts or similar investments), but only if he or she does not have sufficient cash or other liquid assets in his or her Accounts to exercise the stock rights. The liquidation of any necessary investments pursuant to an Account Owner's direction shall be accomplished as soon as reasonably practicable, taking into account any timing restrictions with respect to the investment funds involved. The cash obtained shall be used to exercise the stock rights, as the Account Owner directs. Any cash that is not so used shall be invested in a cash equivalent until the next date on which the Account Owner may change his or her investment directions under the Plan.

                          (d) Sale of Stock Rights. On and after the exercise date, the Independent Fiduciary shall sell all or a portion of the stock rights allocated to Accounts, as the Account Owner shall direct.

         14.6  Other Rights Appurtenant to the Company Stock.

               If there are any rights appurtenant to the Company Stock, other than voting, tender, or stock rights, each Account Owner shall exercise or take other appropriate action concerning such rights with respect to the Company Stock, whether or not vested, that is allocated to their Accounts in the same manner as the other holders of the Company Stock, by giving written instructions to the Trustee. The Trustee shall follow all such instructions, but shall take no action with respect to allocated Company Stock for which no instructions are received. The Trustee shall exercise or take other appropriate action concerning any such rights appurtenant to unallocated Company Stock.

         14.7  Information to Truste.

               Promptly after the filing date, the exercise date, or any other event that requires action with respect to the Company Stock, the Committee shall deliver or cause to be delivered to the Trustee or the Independent Fiduciary, as appropriate, a list of the names and addresses of Account Owners showing (i) the number of shares of Company Stock allocated to each Account Owner's Accounts under the Plan, (ii) each Account Owner's pro rata portion of any unallocated Company Stock, and (iii) each Account Owner's share of any stock rights distributed by Apache. The Committee shall date and certify the accuracy of such information, and such information shall be updated periodically by the





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         Committee to reflect changes in the shares of Company Stock and other assets allocated to Accounts.

         14.8  Information to Account Owners.

               The Trustee or the Independent Fiduciary, as appropriate, shall distribute and/or make available to each affected Account Owner the following materials:

                          (a) A copy of the description of the terms and conditions of any tender offer filed with the SEC on Schedule 14D-1, or any similar materials if such filing is not required, any material distributed to shareholders generally with respect to the stock rights, and any proxy statements and any other material distributed to shareholders generally with respect to any action to be taken with respect to the Company Stock.

                          (b) If requested by Apache, a statement from Apache's management setting forth its position with respect to a tender offer that is filed with the SEC on Schedule 14D-9 and/or a communication from Apache given pursuant to 17 C.F.R. 240.14d-9(e), as amended.

                          (c) An instruction form prepared by Apache and approved by the Trustee or the Independent Fiduciary, to be used by any Account Owner who wishes to instruct the Trustee to tender Company Stock in response to the tender offer, to instruct the Independent Fiduciary to sell or exercise stock rights, or to instruct the Trustee or Independent Fiduciary with respect to any other action to be taken with respect to the Company Stock. The instruction form shall state that (i) if the Account Owner fails to return an instruction form to the Trustee by the indicated deadline, the Trustee will not tender any shares of Company Stock the Account Owner is otherwise entitled to tender, (ii) the Independent Fiduciary will not sell or exercise any right allocated to the Account except upon the written direction of the Account Owner, (iii) the Trustee or Independent Fiduciary will not take any other action that the Account Owner could have directed, and
         (iv) Apache acknowledges and agrees to honor the confidentiality of the Account Owner's directions to the Trustee.

                          (d) Such additional material or information as the Trustee or the Independent Fiduciary may consider necessary to assist the Account Owner in making an informed decision and in completing or delivering the instruction form (and any amendments thereto) to the Trustee or the Fiduciary on a timely basis.





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         14.9   Expenses.

                The Trustee and the Independent Fiduciary shall have the right to require payment in advance by Apache and the party making the tender offer of all reasonably anticipated expenses of the Trustee and the Independent Fiduciary, respectively, in connection with the distribution of information to and the processing of instructions received from Account Owners.

         14.10  Former Account Owners.

                Apache shall furnish former Account Owners who have received distributions of Company Stock so recently as to not be shareholders of record with the information furnished pursuant to Section 14.8.
         The Trustee and the Independent Fiduciary are hereby authorized to take action with respect to the Company Stock distributed to such former Account Owners in accordance with appropriate instructions from them. If the Trustee does not receive appropriate instructions, it shall take no action with respect to the distributed Company Stock.

         14.11  No Recommendations.

                Neither the Committee, the Committee Fiduciary, the Trustee, nor the Independent Fiduciary shall express any opinion or give any advice or recommendation to any Account Owner concerning voting the Company Stock, any tender offer, stock rights, or the exercise of any other rights appurtenant to the Company Stock, nor shall they have any authority or responsibility to do so. Neither the Trustee nor the Independent Fiduciary has any duty to monitor or police the party making a tender offer or Apache in promoting or resisting a tender offer; provided, however, that if the Trustee or the Independent Fiduciary becomes aware of activity that on its face reasonably appears to the Trustee or Independent Fiduciary to be materially false, misleading, or coercive, the Trustee or the Independent Fiduciary, as the case may be, shall promptly demand that the offending party take appropriate corrective action. If the offending party fails or refuses to take appropriate corrective action, the Trustee or the Independent Fiduciary, as the case may be, shall communicate with affected Account Owners in such manner as it deems advisable.





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         14.12  Trustee to Follow Instructions.

                          (a) So long as the Trustee and the Independent Fiduciary, as the case may be, have determined that the Plan is in compliance with ERISA section 404(c), the Trustee or the Independent Fiduciary shall tender, deal with stock rights, and act with respect to any other rights appurtenant to the Company Stock, pursuant to the terms and conditions of the particular transaction or event, and in accordance with instructions received from Account Owners. Except for voting, the Trustee or the Independent Fiduciary shall take no action with respect to Company Stock, stock rights, or other appurtenant rights for which no instructions are received, and such Company Stock, stock rights, or other appurtenant rights shall be treated like all other Company Stock, stock rights, or other appurtenant rights for which no instructions are received. The Trustee, or if an Independent Fiduciary has been appointed, the Independent Fiduciary, shall vote the allocated Company Stock that an Account Owner does not vote as specified in Section 14.1.

                          (b) If the Trustee or Independent Fiduciary determines that the Plan does not satisfy the requirements of ERISA section 404(c), the Trustee or Independent Fiduciary shall follow the instructions of the Account Owner with respect to voting, tender, stock rights, or other rights appurtenant to the Company Stock unless the Trustee or Independent Fiduciary determines that to do so would be inconsistent with its fiduciary duties under ERISA. In such case, the Trustee or the Independent Fiduciary shall take such action as it determines to be consistent with its fiduciary duties under ERISA.

         14.13  Confidentiality.

                          (a) The Committee shall designate one of its members (the "Committee Fiduciary") to receive investment directions and to transmit such directions to the Trustee or Independent Fiduciary, as the case may be. The Committee Fiduciary shall also receive all Account Owner instructions concerning voting, tender, stock rights, and other rights appurtenant to the Company Stock. The Committee Fiduciary shall communicate the instructions to the Trustee or the Fiduciary, as appropriate.

                          (b) Neither the Committee Fiduciary, the Trustee, nor the Independent Fiduciary shall reveal or release any instructions received from Account Owners concerning the Company Stock to Apache, an Affiliated





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         Entity, or the officers, directors, employees, agents, or
         representatives of Apache and Affiliated Entities, except to the extent necessary to comply with Federal or state law not preempted by ERISA. If disclosure is required by Federal or state law, the information shall be disclosed to the extent possible in the aggregate rather than on an individual basis.

                          (c) The Committee Fiduciary shall be responsible for reviewing the confidentiality procedures from time to time to determine their adequacy. The Committee Fiduciary shall ensure that the confidentiality procedures are followed. The Committee Fiduciary shall also ensure that the Independent Fiduciary provided for in
         Section 14.15 is appointed.

                          (d) Apache, with the Trustee's cooperation, shall take such action as is necessary to maintain the confidentiality of Account records including, without limitation, establishment of security systems and procedures which restrict access to Account records and retention of an independent agent to maintain such records. If an independent recordkeeping agent is retained, such agent must agree, as a condition of its retention by Apache, not to disclose the composition of any Accounts to Apache, an Affiliated Entity or an officer, director, employee, or representative of Apache or an Affiliated Entity.

                          (e) Apache acknowledges and agrees to honor the confidentiality of the Account Owners' instructions to the Committee Fiduciary, the Trustee, and the Independent Fiduciary. If Apache, by its own act or omission, breaches the confidentiality of Account Owner instructions, Apache agrees to indemnify and hold harmless the Committee Fiduciary, the Trustee, or the Independent Fiduciary, as the case may be, against and from all liabilities, claims and demands, damages, costs, and expenses, including reasonable attorneys' fees, that the Committee Fiduciary, the Trustee, or the Independent Fiduciary may incur as a result thereof.

         14.14  Investment of Proceeds.

                If Company Stock or the rights are sold pursuant to the tender offer or the provisions of the rights, the proceeds of such sale shall be invested in accordance with the provisions of the Plan and the Trust Agreement.





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         14.15  Independent Fiduciary.

                Apache shall appoint a fiduciary (the "Independent Fiduciary") to act solely with respect to the Company Stock in situations which the Committee Fiduciary determines involve a potential for undue influence by Apache in connection with the Company Stock and the exercise of any rights appurtenant to the Company Stock. If the Committee Fiduciary so determines, it shall give written notice to the Independent Fiduciary, which shall have sole responsibility for assuring that Account Owners receive the information necessary to make informed decisions concerning the Company Stock, are free from undue influence or coercion, and that their instructions are followed to the extent proper under ERISA. The Independent Fiduciary shall act until it receives written notice to the contrary from the Committee Fiduciary.

II.      AMENDMENT TO CHANGE THE MATCHING FORMULA

A. The first four sentences of Section 3.1(b) shall remain unchanged. Effective February 1, 1994, the remainder of Section 3.1(b) shall be replaced by the following.

         As of the last day of each pay period, the Committee shall allocate Company Matching Contributions (including such forfeitures occurring during the pay period that are treated as Company Matching Contributions pursuant to Section 5.5) to each Participant who made Participant Before-Tax Contributions during the pay period as follows. The Company Matching Contribution allocated to a Participant shall equal a "matching percentage" multiplied by that portion of the Participant Before-Tax Contributions for the pay period that do not exceed 6% of the Participant's Compensation for the pay period. The matching percentage equals 100% unless one or more of the following conditions applies, in which case the matching percentage equals 50%.

                                  (i)      The Participant is younger than age
         59-1/2 on the first day of the pay period and the Participant has, in the six months preceding the pay period, sold Company Stock from any of his or her Accounts. Sales prior to January 1, 1994 shall be ignored.

                                 (ii)      The Participant has elected to
         invest any portion of the pay period's Company Matching Contribution in an investment option other than Company Stock. The matching percentage is 50% only to the extent that this condition applies.





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                                (iii)      The Participant has elected to
         invest any portion of the pay period's Participant Before-Tax Contribution in an investment other than Company Stock. The matching percentage is 50% only to the extent that this condition applies. The matching percentage shall be applied first to the Participant Before-Tax Contributions that are invested in Company Stock. For example, if Paragraphs (i) and (ii) do not apply, and if a Participant contributes 10% of Compensation as a Participant Before-Tax Contribution in the pay period and he or she elects to invest half the contribution in Company Stock and half in another investment option, then the Participant's allocation of Company Matching Contributions for the pay period will equal 100% of 5% of the pay period's Compensation plus 50% of 1% of the pay period's Compensation, for a total match of 5-1/2% of Compensation; the remaining Participant Before-Tax Contribution (of 4% of the Participant's Compensation) will not be matched.

III.     AMENDMENT TO ACCOMMODATE THE CAFETERIA PLAN.

A. Effective January 1, 1994, the first sentence of Section 3.4(b) shall replaced by the following.

                 If, as a result of a reasonable error in estimating Compensation, or as a result of the allocation of forfeitures, or as a result of other facts and circumstances as provided in the regulations under Code section 415, the Annual Additions to a Participant's Account(s) would, but for this Subsection, exceed the foregoing limits, the Annual Additions shall be reduced, to the extent necessary, in the following order: unmatched Participant Before-Tax Contributions, then matched Participant Before-Tax Contributions and the corresponding Company Matching Contributions, and then Company Mandatory Contributions.

IV.      AMENDMENTS DEALING WITH CHANGES IN THE LAW.

A. Effective January 1, 1993, the references to Code section 402(a)(8) (in Sections 1.12(d) and 1.36 of the Plan) shall be changed to Code section 402(e)(3).

B. Effective January 1, 1993, the following new section shall be added to the Plan.

         6.6  Direct Rollover Election.

              This Section is effective January 1, 1993. A Participant, an Alternate Payee who is the Spouse or former Spouse of the Participant, or a surviving Spouse of a deceased Participant (collectively, the





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         "distributee") may direct the Trustee to pay all or any portion of his or her "eligible rollover distribution" to an "eligible retirement plan" in a "direct rollover." Within a reasonable period of time before an eligible rollover distribution, the Committee shall inform the distributee of this direct rollover option, the appropriate withholding rules, other rollover options, the options regarding income taxation, and any other information required by Code section 402(f).

                 An "eligible rollover distribution" is any distribution or in-service withdrawal other than (a) distributions required under Code section 401(a)(9), (b) distributions of amounts that have already been subject to federal income tax (such as defaulted loans or after-tax voluntary contributions), (c) installment payments in a series of substantially equal payments made at least annually and (i) made over a specified period of ten or more years, (ii) made for the life or life expectancy of the distributee, or (iii) made for the joint life or joint life expectancy of the distributee and his or her designated beneficiary, (d) a distribution to satisfy the limits of Code section 415 or 402(g), (e) a distribution to satisfy the ADP, ACP, or multiple use tests, or (f) any other actual or deemed distribution specified in the regulations issued under Code section 402(c).

                 For a Participant or an Alternate Payee who is the Spouse or former Spouse of the Participant, an "eligible retirement plan" is an individual retirement account or annuity described in Code section 408(a) or 408(b), an annuity plan described in Code section 403(a), or the qualified trust of a defined contribution plan that accepts eligible rollover distributions. For a surviving Spouse of a deceased Participant, an "eligible retirement plan" is an individual retirement account or annuity.

                 A "direct rollover" is a payment by the Trustee to the eligible retirement plan specified by the distributee.

C. Effective January 1, 1989, the following paragraph shall be added to the end of Subsection 3.6(c).

                                 (iv)      Those vested Company Matching
         Contributions and those Participant Before-Tax Contributions that are taken into account for this ACP test for any Highly Compensated Employee may be returned to such Highly Compensated Employee, without the consent of either the Highly Compensated Employee or his or her

         Spouse, subject to the rules of Subsection (d). Any such return of Participant Before-Tax Contributions or vested Company Matching Contributions shall be made within two and one-half months after the close of the Plan Year if possible, and in no event later than 12 months after the close of the Plan Year.

D. Effective January 1, 1989, the phrase "Section 3.5 or 3.7" in the fourth sentence of Subsection 3.2(b) shall be replaced by the phrase "Section 3.4, 3.5, or 3.7."

E.       Effective January 1, 1989, subsection 3.8(d) shall be deleted.

F. Effective January 1, 1989, the following sentence shall be added to the end of Paragraph 6.5(a)(iv).

         However, distribution from a Participant Before-Tax Contribution Account shall not occur pursuant to this Paragraph until either the Participant has separated from service within the meaning of Code section 401(k)(2)(B)(i)(I) or the Participant has been affected by a corporate transaction described in Code section 401(k)(10)(A)(ii) or Code section 401(k)(10)(A)(iii).

V.       AMENDMENTS FOR QDROS.

A. Effective January 1, 1993, Sections 6.1 and 6.2 shall be replaced in their entirety by the following.

         6.1  Beneficiaries.

                          (a) Each Account Owner shall file with the Committee a designation of the beneficiaries and contingent beneficiaries to whom the distributable amount (determined pursuant to Section 6.3) shall be paid in the event of his or her death. In the absence of an effective beneficiary designation as to any portion of the distributable amount after a Participant dies, such amount shall be paid to the Participant's surviving Spouse, or, if none, to his or her estate. In the absence of an effective beneficiary designation as to any portion of the distributable amount after any non-Participant Account Owner dies, such amount shall be paid to the Account Owner's estate.

                          (b) A beneficiary designation may be changed by the Account Owner at any time and without the consent of any previously designated beneficiary. However, if the Account Owner is a married Participant, his or her Spouse shall be his or her beneficiary unless his or her Spouse has consented to the designation of a different beneficiary. To be effective, the Spouse's consent must be in writing, witnessed by a notary public, and filed with the Committee. Any such election shall be effective only as to the Spouse who signed the election. Effective as of July 23, 1992, if a Participant has designated his or her Spouse as his or her beneficiary, and the Participant and that Spouse subsequently divorce, then the beneficiary designation shall be void and of no effect on the day such divorce is final.

         6.2  Consent.

                          (a) Except for distributions identified in Subsection (b), distributions may be made only after the appropriate consent has been obtained under this Subsection. Distributions to a Participant shall be made only with the Participant's consent to the manner of distribution and the time of distribution. Distributions to a beneficiary of a deceased Participant shall be made only with the beneficiary's consent to the manner of distribution and the time of distribution. Distributions to an Alternate Payee or his or her beneficiary shall be made as specified in the QDRO. To be effective, the consent must be in writing, signed by the distributee, and filed with the Committee within 90 days before the distribution is to commence. A consent once given shall be irrevocable after distribution has begun. Nevertheless, if a distributee has elected to receive his or her distribution in the form of installments, he or she may elect to accelerate any or all remaining installments.

                          (b) Consent is not required for the following distributions:

                                  (i)      Corrective distributions under
         Article III that are returned to the Participant because the contribution is not deductible by the Company or because the contribution would exceed the limits of Code sections 415(c)(1), 415(e), 402(g), 401(k)(3), 401(m)(2), or 401(m)(9);

                                 (ii)      Distributions that are required to
         comply with Code section 401(a)(9);

                                (iii)      Immediate cashouts of less than
         $3,500, if the aggregate value of the nonforfeitable portion of a Participant's Accounts is $3,500 or less (calculated in accordance with the applicable Treasury regulations) on the earliest date the Participant (or his or her beneficiary if the Participant has not received any distributions) may elect to receive a distribution under Section
         6.5 after the Participant has terminated employment;

                                 (iv)      Distributions pursuant to Code
         section 401(a)(14); and

                                  (v)      Distributions after the later of the
         Participant's Normal Retirement Age or age 62, provided that the Participant has terminated employment before the distribution is made.

B.       Effective January 1, 1993, the phrase "Paragraphs (f)(ii) and
(f)(iii)" in Subsection 13.9(c) shall be replaced with the phrase "Subsection
(f)."

C. Effective January 1, 1993, Subsection 13.9(d) shall be replaced in its entirety with the following.

                          (d) In the case of any payment before an Employee has separated from service, a Domestic Relations Order shall not be treated as failing to meet the requirements of Subsection (c) solely because such order requires that payment of benefits be made to an Alternate Payee (i) on or after the dates specified in Subsection (f),
         (ii) as if the Employee had retired on the date on which such payment is to begin under such order (but taking into account only the Account balance on such date), and (iii) in any form in which such benefits may be paid under the Plan to the Employee. For purposes of this Subsection, the Account balance as of the date specified in the QDRO shall be the vested portion of the Employee's Account(s) on such date.

D. Effective January 1, 1993, Subsection 13.9(f) shall be replaced in its entirety with the following.

                          (f) The Alternate Payee shall have the following rights under the Plan:

                                  (i)      An Alternate Payee shall receive a
         lump sum distribution of his or her Plan assets as soon as administratively practicable after the Committee determines that the Domestic Relations Order is a QDRO.

                                 (ii)      If the Alternate Payee cannot
         receive an immediate distribution of his or her entire interest in the Plan (which could occur if the Alternate Payee is awarded more than the distributable amount in Section 6.3), then the Alternate Payee shall receive an immediate lump sum distribution of the distributable amount. The

         Alternate Payee's remaining interest in the Plan shall be distributed as soon as administratively practicable, in annual lump sums of the distributable amount on the first day of the year. Upon the Alternate Payee's death, his or her interest in the Plan shall be distributed in a lump sum as soon as practicable.

                                (iii) Distribution to an Alternate Payee must occur on or before the Participant's Required Beginning Date.

                                 (iv) The Alternate Payee may bring claims against the Plan in the same manner as a Participant pursuant to
         Section 13.2.

VI.      AMENDMENTS DEALING WITH HERC.

A. Effective January 1, 1994, the following paragraph shall be added to the end of the Preamble to the Plan.

                 Each Appendix to this Plan is a part of the Plan document. It is intended that an Appendix will be used to (1) describe which business entities are actively participating in the Plan, (2) describe any special participation, eligibility, vesting, or other provisions that apply to the employees of a business entity, (3) describe any special provisions that apply to Participants affected by a designated corporate transaction, and (4) describe any special distribution rules that apply to directly transferred benefits from other plans.

B. Effective January 1, 1994, the following Appendix A shall be added to the end of the Plan.

                                   APPENDIX A

                            PARTICIPATING COMPANIES

         The following Affiliated Entities were actively participating in the Plan as of the following dates:

                                         Participation             Participation
         Business                        Began As Of               Ended As Of
         --------                        -------------             -------------

         Apache International,           September 22, 1987            N/A
          Inc.

         Hadson Energy Resources         January 1, 1994               N/A
          Corporation

         Hadson Energy Limited           January 1, 1994               N/A

                           -- END OF APPENDIX A --
C. Effective January 1, 1994, the following Appendix B shall be added to the end of the Plan.

                                   APPENDIX B

                      HADSON ENERGY RESOURCES CORPORATION

                                  Introduction

                 Through a merger effective November 12, 1993, Apache now holds 100% of the capital stock of Hadson Energy Resources Corporation ("HERC"). HERC and its wholly owned subsidiary, Hadson Energy Limited ("HEL"), maintained the Hadson Energy Resources Corporation Employee 401(k) Plan (the "HERC Plan"), a profit sharing plan containing a cash or deferred arrangement. The HERC Plan was terminated as of December 31, 1993. Amounts will be transferred from the HERC Plan to this Plan as soon as administratively feasible after the Internal Revenue Service issues a favorable ruling with respect to the termination of the HERC Plan. The transferred amounts will be accounted for separately, and different distributional options will apply to them, as described below. In addition, HERC and HEL have adopted this Plan, and Apache has approved their adoption, as of January 1, 1994 for HERC's and HEL's eligible employees. The employees will be given credit in this Plan, for vesting and eligibility purposes, for their prior service with HERC and HEL.

                 This Appendix is intended to encompass all the protected benefits and optional forms of benefit, as required by Code section 411(d)(6), with respect to amounts transferred from the HERC Plan and shall be interpreted consistently with that intent.

                 Capitalized terms in this Appendix have the same meanings as those given to them in the Plan.

                                    Service

                 This Appendix applies to all individuals who are common-law employees of HERC or HEL ("Current HERC Employees") as of January 1, 1994. A Period of Service for a Current HERC Employee shall include any periods of employment with HERC, HEL, and any of HERC's subsidiaries.

                                 Participation

                 Notwithstanding Sections 2.1 and 3.1, a Current HERC Employee who is a Covered Employee shall be eligible to begin to make Participant Before-Tax Contributions, and shall be eligible to participate in the Plan with respect to the 6% Company Mandatory Contribution, on January 1, 1994.

                              Transfer of Accounts

                 The Trustee is authorized to accept the direct transfer of all assets from the trustee of the HERC Plan. The assets may be transferred in kind or in cash, as determined by the Committee. The Trustee shall accept a direct transfer of any participant loan from the HERC Plan; such loan shall continue to be administered according to the terms of its promissory note. The Committee shall establish such procedures, rules, and regulations as it deems necessary or appropriate to accommodate the transfer of assets. The Trustee shall separately account for all assets directly transferred to this Plan. The Trustee shall establish the following accounts for each individual whose account(s) are transferred to this Plan: a Voluntary Contribution Account (containing participant after-tax contributions and the investment earnings thereon); a Salary Deferral Account (containing participant before-tax contributions and the investment earnings thereon); a QNEC/QMAC Account (containing qualified non-elective contributions, qualified matching contributions, and the investment earnings thereon); and a HERC Contributions Account (containing the employer's matching contributions, the employer's discretionary contributions, and the investment earnings thereon) (collectively, the "HERC Accounts").

                                 Distributions

                 Unless waived in writing by the Participant or other beneficiary after such person becomes entitled to a distribution from the Plan by reason of a Participant's death, Disability, retirement, or other termination of employment with the Company, or a termination or partial termination of the Plan, then in addition to and notwithstanding any other provisions of the Plan, the Participant or other beneficiary shall have the right to receive his or her vested interest in the balance of his or her HERC Accounts in the following optional forms and at the following times. The annuity requirements, below, however, are automatic with respect to the HERC Account balances unless waived as provided for therein.

                 To the extent that this Appendix does not provide for an alternative or contrary requirement or procedure for distribution of a Participant's HERC Account, the provisions of the Plan shall control. For example, all of the consent and beneficiary designation provisions of the Plan govern the distribution of HERC Accounts to the extent not inconsistent with the annuity requirements below, and all distributions are subject to the direct rollover rules of Section 6.6.

                 Whether or not specifically stated hereinafter, the following provisions apply only to the HERC Account balances.

         1.      Death or Disability.

                 Distributions pursuant to the Plan provisions control in the case of distributions as a result of death or Disability, except to the extent that the annuity requirements below are applicable, and except that installment payments are not available.

         2.      Other than Death or Disability.

                 Distributions for reasons other than the Participant's death or Disability shall be made in accordance with the following:

                 A Participant who has attained age 59-1/2 may withdraw any vested amount from his or her HERC Accounts at any time, regardless of whether the Participant has terminated employment with HERC.

                  A Participant may elect to withdraw any vested amount from his or her HERC Accounts at any time after separating from service (within the meaning of Code section 401(k)(2)(B)(i)(I)) with Apache, HERC, and all Affiliated Entities.

                  A Participant may elect to withdraw any amount from his or her Voluntary Contributions Account at any time, regardless of whether the Participant has terminated employment with HERC.

                  A Participant younger than 59-1/2 who has not separated from service with Apache, HERC, and Affiliated Entities, may make a hardship withdrawal from his or her Salary Deferral Account under the same terms and conditions described in Section 7.1(b) of the Plan.

                  Notwithstanding any of the foregoing early distribution options, a Participant whose vested interest in his or her HERC Account balances are distributed pursuant to one of the options contained in this Paragraph 2 shall forfeit his or her nonvested interest in his or her HERC Account balances only as of the last day of the Plan Year in which the Participant incurs a one-year Lapse in Apache Employment.

                  All distributions made pursuant to this Paragraph 2 shall be made in a manner that is consistent with, and satisfies the provisions of, Paragraph 4 below, including, but not limited to, all notice and consent requirements of Code sections 417 and 411(a)(11) and the Treasury Regulations thereunder.

         3.       Qualified Single Life or Joint and Survivor Annuity.

                  (a) Eligibility and Conditions. Unless the Participant elects, as provided in 3(c), not to receive benefits in the form of a qualified joint and survivor annuity, benefits attributable to HERC Account balances will be paid in a form having the effect of a qualified joint and survivor annuity (as defined in 3(b)(2)) with respect to any Participant who (1) is entitled to a distribution, and
         (2) satisfies the marriage requirements provided in 3(d)(2). In a similar fashion, if a Participant does not meet the marriage requirements, such benefits will be paid in a form having the effect of a single life annuity unless the Participant elects, similar to the election pursuant to 3(c) but without the spousal consent requirement, to waive the life annuity.

                  (b)     Definitions.  As used in this Paragraph

                          (1) Life Annuity. The term "life annuity" means an annuity that provides retirement payments and requires the survival of the Participant or the Participant's spouse as one of the conditions for any payment or possible payment under the annuity.

                          (2) Qualified Joint and Survivor Annuity. The term "qualified joint and survivor annuity" means an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse which is one-half of the amount of the annuity payable during the joint lives of the Participant and his or her spouse. A qualified joint and survivor annuity shall be the actuarial equivalent of a life annuity for the life of the Participant. The Committee shall direct the Trustee to apply the entire vested amount in all of the Participant's HERC Accounts (whether vested before or upon death, including the proceeds of insurance contracts) to the purchase of an annuity contract that satisfies all of the requirements of this Paragraph 3 and to distribute the contract to the Participant. Payments to the spouse of a deceased Participant shall not be terminated or reduced because of such spouse's remarriage.

                          (3) Normal Retirement Age. The term "normal retirement age" means the Participant's 65th birthday.

                          (4) Annuity Starting Date. The term "annuity starting date" means (i) the first day of the first period for which an amount is payable as an annuity, whether by reason of retirement or by reason of Disability, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

                          (5)     Day.  The term "day" means a calendar day.

                 (c)      Election Not to Take Joint and Survivor Annuity.

                          (1) In General. Each Participant may elect, at any time during the election period described in 3(c)(3), not to receive a qualified joint and survivor annuity. The election shall be in writing and clearly indicate that the Participant is electing to receive all of his or her benefits under the Plan in a form other than that of a qualified joint and survivor annuity.

                          (2) Consent of Spouse. An election under 3(c)(1) above shall not be effective unless (i) the Participant's spouse consents in writing to the election, (ii) the election designates a beneficiary (or a form of benefits) which may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse) and (iii) the spouse's consent acknowledges the effect of the election and the consent is witnessed by a Committee member or a notary public. The spouse's consent shall be filed with the Committee at the same time that the Participant's election under 3(c)(1) is filed with the Committee. If a spousal consent is not filed together with the Participant's election, the election shall take effect nevertheless if it is established to the satisfaction of the Committee that the Participant is not married, the Participant's spouse cannot be located, or that other circumstances prescribed in the Treasury Regulations exist. Any spousal consent or establishment that spousal consent cannot be obtained shall be effective only with respect to such spouse.

                          (3) Election period. The Participant shall have an election period which shall be a 90-day period ending on the annuity starting date. If a Participant makes a request for additional information as provided in 3(c)(4) below on or before the last day of the election period, the election period shall be extended to the extent necessary to include the 90 calendar days immediately following the day the requested additional information is personally delivered or mailed to the Participant.

                          (4)     Information to be Provided by Plan
         Administrator.

                                  (i) The Plan Administrator shall provide to the Participants, at the time and in the manner specified in 3(c)(4)(ii), the following information, as applicable to the HERC Account balances under the Plan, written in nontechnical language:

                                           (A)     A general explanation of the
                 terms and conditions of the qualified joint and survivor annuity; the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity form of benefit; the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity; the right to revoke an election to waive; and the effect of such a revocation; and

                                           (B)     A general explanation of the
                 relative financial effect on a Participant's annuity of the election. Various methods may be used to explain such relative financial effect, including information as to the benefits the Participant would receive under the qualified joint and survivor annuity stated as an arithmetic or percentage reduction from a single life annuity; a table showing the difference between a straight life annuity and a qualified joint and survivor annuity in terms of a reduction in dollar amounts or a table showing a percentage reduction from the straight life annuity. The notice and explanation required by this 3(c)(4)(i) must also inform the Participant of the availability of the additional information specified in 3(c)(4)(iii) and how such information may be obtained.

                                 (ii)      The method or methods used to
                 provide the information may vary. If mail or personal delivery is used, then, whether or not the information has been previously provided, there must be a mailing or personal delivery of the information by such time as to reasonably assure that it will be received on a date that is no less than 30 days and no more than 90 days before the annuity starting date. If a method other than mail or personal delivery is used to provide Participants with some or all of such information, it must be a method that is reasonably calculated to reach the attention of a Participant on or about the date prescribed in the immediately preceding sentence and to continue to reach the attention of such Participant during the election period applicable to the Participant for which the information is being provided (as, for example, by permanent posting, repeated publication, etc.).

                                (iii) The Plan Administrator must furnish to a particular Participant, upon a timely written request, a written explanation in nontechnical language of the terms and conditions of the qualified joint and survivor annuity and the financial effect upon the particular Participant's annuity of making any election under this Paragraph. Such financial effect shall be given in terms of dollars per annuity payment. The Plan Administrator need not comply with more than one such request made by a particular Participant. This explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant within 30 days from the date of the Participant's written request.

                          (5) Election is Revocable. Any election made under this 3(c) may be revoked in writing at any time during the specified election period, and after such election has been revoked, another election under this Paragraph may be made at any time during the specified election period.

                          (6) Election by Surviving Spouse. The spouse of a deceased Participant may elect to have the benefits attributable to HERC Account balances paid in a form other than a survivor annuity. The Plan Administrator must furnish to the spouse, within a reasonable amount of time after a written request has been made by the spouse, a written explanation in nontechnical language of the survivor annuity and any other form of payment which may be selected. This explanation must state the financial effect (in terms of dollars) of each form of payment. The Plan Administrator need not respond to more than one such request.

         (d)     Additional Plan Provisions.

                          (1) Claim for Benefits. As a condition precedent to the payment of benefits, a Participant must express in writing to the Plan Administrator the form in which he or she prefers benefits to be paid and provide all the information reasonably necessary for the payment of such benefits. However, if a Participant files a claim for benefits with the Plan Administrator and provides the Plan Administrator with all the information necessary for the payment of benefits but does not indicate a preference as to the form for the payment of benefits, benefits attributable to HERC Account balances must be paid in the form of a qualified joint and survivor annuity if the Participant has attained normal retirement age unless such Participant has made an effective election not to receive benefits in such form.

                          (2)     Marriage Requirements.

                                  (i)      In General.  A joint and survivor
                 annuity will be paid only if

                                           (A)     the Participant and his or
                 her spouse have been married to each other throughout a period of one year ending on the annuity starting date; and

                                           (B)     the Participant shall notify
                 the Plan Administrator of his or her marital status within 30 days after request is made for such information.

                                 (ii)      Special Rule.  If a Participant
                 marries within one year before his or her annuity starting date and if the Participant and such spouse have been married for at least a one year period that ends on or before the Participant's date of death, the Participant and such spouse shall be treated as having been married throughout the one-year period ending on the Participant's annuity starting date.

                          (3) Effect of Participant's Death on an Election or Revocation of Election. The effect of an election or a revocation of an election timely made under 3(c) shall not be altered by the death of the Participant within any particular time period after such election or revocation shall be made effective.

                 (e) Amount of Benefits. The amount of benefits shall be as provided in 3(b).

                 (f) Commencement and Duration. The monthly surviving spouse's benefit shall be payable to the spouse for life, beginning as of the first day of the calendar month coincident with or next following the Participant's death.

4.       Qualified Preretirement Survivor Annuity.

         (a) Eligibility and Conditions. Unless the Participant elects, as provided in 4(c), to waive death benefits in the form of a qualified preretirement survivor annuity, death benefits attributable to HERC Account balances will be paid in a form having the effect of a qualified preretirement survivor annuity (as defined in Paragraph 4(b)(2)) with respect to any Participant who (1) dies prior to the annuity starting date, and (2) satisfies the marriage requirement of 4(d).

         (b)     Definitions.  As used in this Paragraph

                 (1) Life Annuity. The term "life annuity" means an annuity that provides retirement payments and requires the survival of the Participant or the Participant's spouse as one of the conditions for any payment or possible payment under the annuity.

                 (2) Qualified Preretirement Survivor Annuity. The term "qualified preretirement survivor annuity" means an annuity for the life of the surviving spouse of the Participant, which is the actuarial equivalent of 100% of the Participant's HERC Account balance as of his or her date of death. The Committee shall direct the Trustee to purchase an annuity contract that satisfies all of the requirements of this Paragraph 4 (provided that the present value of the annuity contract is not less than 50% of the Participant's vested amount in all of his or her HERC Accounts at his or her date of death, whether vested before or upon death, including the proceeds of insurance contracts) and to distribute the annuity contract to the surviving spouse.

                 (3) Normal Retirement Age. The term "normal retirement age" means the Participant's 65th birthday.

                 (4) Annuity Starting Date. The term "annuity starting date" means (i) the first day of the first period for which an amount is payable as an annuity, whether by reason of retirement or by reason of Disability or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

                 (5)      Day.  The term "day" means a calendar day.

         (c)     Election to Waive Qualified Preretirement Survivor  Annuity.

                 (1)      In General.

                          (i) Each Participant may elect, during the election period described in 4(c)(3), to waive the payment of death benefits in the form of a qualified preretirement survivor annuity.

                         (ii) The election shall be in writing and clearly indicate that the Participant is electing to waive the payment of death benefits in the form of a qualified preretirement survivor annuity.

                 (2) Consent of Spouse. An election under 4(c)(1) shall not be effective unless (i) the Participant's spouse consents in writing to the election, (ii) the election designates a beneficiary (or a form of benefits) which may not be changed without spousal consent (or the consent of the spouse expressly permits the designations by the Participant without any requirement of further consent by the spouse) and (iii) the spouse's consent acknowledges the effect of the election and the consent is witnessed by a Committee member or a notary public.

         The spouse's consent shall be filed with the Committee at the same time that the Participant's election under 4(c)(1) is filed with the Committee. If a spousal consent is not filed together with the Participant'selection, the election shall take effect nevertheless if it is established to the satisfaction of the Committee that the Participant is not married, the Participant's spouse cannot be located, or that other circumstances prescribed in the Treasury Regulations exist. Any spousal consent or establishment that spousal consent cannot be obtained shall be effective only with respect to such spouse.

                 (3) Election period. The Participant shall have an election period which shall be a period that ends the later of (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, (ii) a reasonable time after the individual becomes a Participant, (iii) a reasonable time after the preretirement survivor annuity ceases to be a fully subsidized benefit, (iv) a reasonable time after the joint and survivor rules become effective to the Participant or (v) a reasonable time after the Participant separates from service before attaining age 35.

                 (4)      Information to be Provided by Plan Administrator.

                          (i) The Plan Administrator shall provide to the Participants, at the time and in the manner specified in 4(c)(4), the following information, as applicable to the Plan, written in nontechnical language:

                                  (A)      A general explanation of the
         qualified preretirement survivor annuity; the Participant's right to make, and the effect of, an election to waive the preretirement survivor annuity form of death benefit; the right of the Participant's spouse to consent to the election to waive the preretirement survivor annuity; the right to revoke an election to waive; and the effect of such a revocation.

                                  (B)      A general explanation of the
         relative financial effect on a Participant's death benefits of the election. Various methods may be used to explain such relative financial effect.

                         (ii) The method or methods used to provide the information may vary. If mail or personal delivery is used, then, whether or not the information has been previously provided, there must be a mailing or personal delivery of the information by such time as to reasonably assure that it will be received within the period commencing with the first day of the Plan Year in which the Participant attains age 32 and ending with the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35. If a method other than mail or personal delivery is used to provide Participants with some or all of such information, it must be a method that is reasonably calculated to reach the attention of a Participant on or about the date prescribed in the immediately preceding sentence and to continue to reach the attention of such Participant during the election period applicable to the Participant for which the information is being provided (as, for example, by permanent posting, repeated publication, etc.).

                 (4) Election is Revocable. Any election made under this Paragraph 4 may be revoked in writing at any time during the specified election period, and after such election has been revoked, another election under this Paragraph may be made at any time during the specified election period.

                 (5) Election by Surviving Spouse. The surviving spouse may elect to have benefits paid in a form other than a preretirement survivor annuity. The Plan Administrator must furnish to the spouse, within a reasonable amount of time after a written request has been made by the spouse, a written explanation in nontechnical language of the preretirement survivor annuity and any other form of payment that may be selected. The explanation must state the financial effect (in terms of dollars) of each form of payment. The Plan Administrator need not respond to more than one such request.

         (d) Marriage Requirement. A preretirement survivor annuity will be paid only if the Participant and his or her spouse have been married to each other throughout a period of one year ending on the date of the Participant's death.

         (e)     Amount of Benefits.  The amount shall be as provided in 4(b).

         (f) Commencement and Duration. The monthly surviving spouse's benefit shall be payable to the spouse for life, beginning as of the first day of the calendar month coincident with or next following the Participant's death.

                            -- END OF APPENDIX B --

         IN WITNESS WHEREOF, this Amendment has been executed the date and year first set forth above.


                                              APACHE CORPORATION
Attest:



/s/ JAMES E. SLOAN                   By:      /s/ WILLIAM J. JOHNSON
Assistant Secretary                           President





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